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                                                                   EXHIBIT 23.3

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We consent to the incorporation by reference in the Registration Statement of TransTexas Gas Corporation on Form S-3 as filed with the Securities and Exchange Commission on December 31, 1996 of our reserve report dated February 1, 1996, and to the references to our name under the caption "Experts" and elsewhere in the form and context in which it appears in such Registration Statement.

                                         NETHERLAND, SEWELL & ASSOCIATES, INC.


Houston, Texas                           BY:   /s/  DANNY D. SIMMONS
December 31, 1996                            ----------------------------
                                                    Danny D. Simmons,
                                                  Senior Vice President